UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2011 (August 24, 2011)
TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive officers)
75201
(Zip Code)
214-932-6600
(Registrant’s telephone number,
including area code)
N/A
(Former address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Texas Capital Bancshares, Inc., the parent company of Texas Capital Bank, announced on August 25, 2011, that it plans to appeal a $65.4 million jury verdict rendered on August 24, 2011, in Antlers, Oklahoma in rural Pushmataha County in a case filed by one of the guarantors of a defaulted loan. The Bank has been advised by counsel that there are numerous legal errors leading to this verdict and intends promptly to appeal the verdict.
     Management believed the case filed in Oklahoma in May 2010 was without merit as the language in the guaranty specifically stated that all actions with regard to the guaranty would be brought in Dallas County, Texas.
     In addition, Texas Capital Bank intends to pursue its suit filed in Dallas on April 30, 2010, against Steve Rouse, the guarantor of the defaulted loan, TriCounty Autoplex and other defendants, alleging that Tri-County had defaulted on a commercial loan and that Mr. Rouse and the other defendants are liable on their guaranties.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
1.	Press release dated August 25, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2011	TEXAS CAPITAL BANCSHARES, INC.

	By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer